Exhibit 99.1

For Immediate Release

Ditech Networks Reports Financial Results For The Three and Twelve Month Periods Ending April 30, 2011

Mountain View, California, June 7, 2011 - Ditech Networks, Inc. (NASDAQ: DITC), a leader in voice solutions for quality and transcription, reported financial results for the three and twelve month periods ending April 30, 2011.

The financial results for the quarter ended April 30, 2011 were as follows:

•                  Revenues were $5.3 million, down from $5.6 million from last quarter and $7.3 million in the corresponding period last year.

•                  GAAP operating expense for the quarter was $4.7 million, up from $4.6 million last quarter and down from $6.3 million for the corresponding quarter last year.

•                  Non-GAAP(1) operating expenses were $4.4 million.

•                  GAAP Net income for the quarter was $0.5 million or $0.02 per share.

•                  Non-GAAP(1) net income for the quarter was $0.9 million or $0.03 per share.

The financial results for the twelve months ended April 30, 2011 were as follows:

•                  Revenues were $18.6 million.

•                  Cash used in operations was $3.6 million.

•                  GAAP operating expenses were $20.0 million.

•                  Non-GAAP(1)  operating expenses were $18.6 million.

•                  GAAP Net loss was $8.4 million or $0.32 per share.

•                  Non-GAAP(1)  net loss was $7.0 million or $0.27 per share.

(1) A reconciliation of the non-GAAP to GAAP financial measures for fiscal 2011 and 2010 is included at the end of this press release. These non-GAAP financial measures exclude stock-based compensation expense, the expense related to amortization of purchased intangible assets, severance and restructuring costs, and the tax effects of the excluded amounts.

About Ditech Networks

Ditech Networks is revolutionizing modern communications with advanced voice processing solutions that perform tasks spanning from voice-enabled Web 2.0 and unified communications services to voice quality enhancement. Ditech Networks believes in the power and simplicity of human speech; its solutions deliver high-quality voice communication and will enable compelling voice capabilities to new communications methods like social networking and text messaging, allowing consumers to use voice in ways that make sense in today’s Web 2.0-savvy world.

Leveraging over 20 years of deployments with communications providers around the world, Ditech Networks’ products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity, by delivering consistent, dependable voice quality. Ditech Networks’ customers include Verizon, Sprint/Nextel, Orascom Telecom, AT&T, Telus, Global Crossing and West Corporation. Ditech Networks is headquartered in Mountain View, California.

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of intangible assets; (iii) non-GAAP pre-tax loss and non-GAAP net loss, which represents pre-tax loss and net loss excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets; and (iv) non-GAAP basic and diluted net loss per share, which represents basic and diluted net loss per share excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets. The non-GAAP net loss and net loss per share financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•

Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future.

•

Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•

Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

•	Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:	Investor Contact:
Karl Brown	Bill Tamblyn
650-623-1346	650-623-1309

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30,	April 30,
	2011	2010

Assets
Cash, cash equivalents and investments	$27,522	$34,534
Accounts receivable, net	1,851	2,440
Inventories	4,689	5,985
Property and equipment, net	1,164	2,370
Purchased intangibles	441	522
Other assets	5,051	7,103
Total Assets	$40,718	$52,954

Liabilities and Stockholders’ Equity
Accounts payable	$858	$892
Accrued expenses and other short-term accrued liabilities	1,632	2,695
Deferred revenue	530	890
Income taxes payable	50	66
Other long-term liabilities	—	3,665

Total Liabilities	3,070	8,208

Stockholders’ equity	37,648	44,746

Total Liabilities and Stockholders’ Equity	$40,718	$52,954

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three and Twelve Month Periods Ended April 30, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2011	2010	2011	2010

Revenue	$5,285	$7,301	$18,563	$22,864

Cost of goods sold	2,492	3,234	9,422	11,224

Gross profit	2,793	4,067	9,141	11,640

Operating expenses:
Sales and marketing	1,815	2,797	7,481	9,772
Research and development	1,938	2,289	7,715	10,561
General and administrative	946	1,221	4,691	5,466
Amortization of purchased intangible assets	20	31	80	62

Total operating expenses	4,719	6,338	19,967	25,861

Loss from operations	(1,926)	(2,271)	(10,826)	(14,221)

Other income (expense), net	2,439	(31)	2,381	(690)

Income (loss) before provision for income taxes	513	(2,302)	(8,445)	(14,911)

Provision for (benefit from) income taxes	(31)	(97)	(43)	(33)

Net income (loss)	$544	$(2,205)	$(8,402)	$(14,878)

Basic net income (loss) per share:	$0.02	$(0.08)	$(0.32)	$(0.57)
Diluted net income (loss) per share	$0.02	$(0.08)	$(0.32)	$(0.57)

Weighted shares used in per share calculation:
Basic	26,396	26,251	26,370	26,210
Diluted	26,749	26,251	26,370	26,210

Stock-based compensation expense allocated by function was as follows:
Cost of goods sold	$14	$31	$72	$166
Sales and marketing	80	117	387	472
Research and development	55	76	225	300
General and administrative	100	143	550	759
Total	$249	$367	$1,234	$1,697

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Twelve Month Periods Ended April 30, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2011	2010	2011	2010

GAAP gross profit	$2,793	$4,067	$9,141	$11,640
Add back severance and restructuring costs	—	—	—	256
Add back stock-based compensation	14	31	72	166
Non-GAAP gross profit	$2,807	$4,098	$9,213	$12,062

GAAP gross margin	52.8%	55.7%	49.2%	50.9%
Add back severance and restructuring costs	0.0%	0.0%	0.0%	1.2%
Add back stock-based compensation	0.3%	0.4%	0.4%	0.7%
Non-GAAP gross margin	53.1%	56.1%	49.6%	52.8%

GAAP sales and marketing expense	$1,815	$2,797	$7,481	$9,772
Add back (deduct) severance and restructuring costs	(105)	—	(97)	(64)
Deduct stock-based compensation	(80)	(117)	(387)	(472)
Non-GAAP sales and marketing expense	$1,630	$2,680	$6,997	$9,236

GAAP research and development expense	$1,938	$2,289	$7,715	$10,561
Add back (deduct) severance and restructuring costs	—	—	7	(255)
Deduct stock-based compensation	(55)	(76)	(225)	(300)
Non-GAAP research and development expense	$1,883	$2,213	$7,497	$10,006

GAAP general and administrative expense	$946	$1,221	$4,691	$5,466
Deduct severance and restructuring costs	—	—	—	(92)
Deduct stock-based compensation	(100)	(143)	(550)	(759)
Non-GAAP general and administrative expense	$846	$1,078	$4,141	$4,615

GAAP total operating expenses	$4,719	$6,338	$19,967	$25,861
Deduct:
Severance and restructuring costs	(105)	—	(90)	(411)
Stock-based compensation expense	(235)	(336)	(1,162)	(1,531)
Amortization of purchased intangibles	(20)	(31)	(80)	(62)
Non-GAAP total operating expenses	$4,359	$5,971	$18,635	$23,857

GAAP loss from operations	$(1,926)	$(2,271)	$(10,826)	$(14,221)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	374	398	1,404	2,426
Non-GAAP loss from operations	$(1,552)	$(1,873)	$(9,422)	$(11,795)

GAAP income (loss) before provision for (benefit from) for income taxes	$513	$(2,302)	$(8,445)	$(14,911)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	374	398	1,404	2,426
Non-GAAP income (loss) before provision for (benefit from) for income taxes	$887	$(1,904)	$(7,041)	$(12,485)

GAAP provision for (benefit from) for income taxes	$(31)	$(97)	$(43)	$(33)
Deduct the tax impact of eliminating severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	—	—	—	—
Non-GAAP provision for (benefit from) for income taxes	$(31)	$(97)	$(43)	$(33)

GAAP net income (loss)	$544	$(2,205)	$(8,402)	$(14,878)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	374	398	1,404	2,426
Non-GAAP net income (loss)	$918	$(1,807)	$(6,998)	$(12,452)

GAAP diluted net income (loss) per share	$0.02	$(0.08)	$(0.32)	$(0.57)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	0.01	0.01	0.05	0.09
Non-GAAP diluted net income per share	$0.03	$(0.07)	$(0.27)	$(0.48)

Shares used in computing net income (loss) per share
Diluted-GAAP	26,749	26,251	26,370	26,210
Diluted-Non-GAAP	26,749	26,251	26,370	26,210